SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 13, 2002

                                   ----------


                                   KROLL INC.
             (Exact name of registrant as specified in its charter)


               Delaware                        000-21629                 31-1470817
   (State or other jurisdiction of      (Commission file number)      (I.R.S. employer
    incorporation or organization)                                   identification no.)


              900 Third Avenue
                New York, NY                                          10022
  (Address of principal executive offices)                          (Zip code)

Registrant's telephone number, including area code: (212) 593-1000

Item 7            Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (b) Pro Forma Financial Information. Unaudited Pro Forma Condensed Combining Financial Statements of Registrant and Ontrack Data International, Inc. as of March 31, 2002 and for the three months then ended.

         (c)      Exhibits.

                  99.1.  Certification of Chief Executive Officer.

                  99.2.  Certification of Chief Financial Officer.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            KROLL INC.


                                            By: /s/ Sabrina H. Perel
                                               -------------------------------
                                               Name:  Sabrina H. Perel
                                               Title: Vice President, General
                                                      Counsel and Secretary


Date:  August 27, 2002

                          Unaudited Pro Forma Condensed
  Combining Financial Statements of Registrant and Ontrack Data International,
         Inc. as of March 31, 2002 and for the three months then ended.


         The following unaudited pro forma condensed combining financial statements give pro forma effect to the merger using the purchase method of accounting and the assumptions and adjustments set forth in the accompanying notes to the pro forma condensed combining financial statements. This presentation assumes the issuance of 6,850,360 shares of Kroll common stock in connection with the merger. Additionally, options of 1,037,490 with an aggregate value of approximately $12.3 million have been included within the purchase price. This assumption is based on an exchange ratio of 0.7389, which is calculated using an average stock price of Kroll of $20.102, equal to the average of Kroll stock prices beginning two days before the public announcement of the merger agreement and ending two days later. The actual exchange ratio for the merger has been determined based on the volume weighted average price of Kroll's common stock over a period of 20 consecutive trading days that ended three trading days before the vote of the Ontrack shareholders at the Ontrack special meeting.

         The purchase price has been allocated based on preliminary estimates of the fair market value of Ontrack's assets and liabilities. See Note 1 to the Notes to Unaudited Pro Forma Condensed Combining Financial Statements. The pro forma adjustments are subject to change pending a final analysis of the fair values of the assets acquired and liabilities assumed. The impact of these changes could be material.

         For purposes of Kroll's accounting and financial reporting, after the completion of the merger, the value of the shares of Kroll common stock issued to Ontrack stockholders in the merger has been determined by multiplying the number of shares of Kroll common stock issued by the average of Kroll stock prices beginning two days before the measurement date (May 15, 2002) and ending two days later.

Periods Covered

         The unaudited pro forma condensed combining balance sheet as of March 31, 2002 is based on the individual historical balance sheets of Kroll and Ontrack and gives effect to the merger as if it had occurred on March 31, 2002. The unaudited pro forma condensed combining statement of operations for the three months ended March 31, 2002 is based on the individual historical statements of operations of Kroll and Ontrack and combines the results of operations of Kroll and Ontrack for the three months ended March 31, 2002, as if the merger had occurred on January 1, 2002.

         The unaudited pro forma condensed combining financial statements are based on estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the acquisition of Ontrack had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of future results of operations. The pro forma condensed combining financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of Kroll's and Ontrack's businesses. Costs related to restructuring and integration have not yet been determined.

                                                        Kroll Inc. - Ontrack
                                                       Pro Forma Balance Sheet
                                                        As of March 31, 2002
                                                       (amounts in thousands)

                                                                                         Pro forma
Assets                                                      Kroll       Ontrack         Adjustments           Totals
                                                           ---------  -------------    ---------------    ---------------
Current Assets
     Cash                                                 $  10,934     $   22,355                          $     33,289
     Marketable securities                                                  12,977                                12,977
     Accounts receivable, net                                40,784          6,839                                47,623
     Unbilled revenues                                       25,801                                               25,801
     Prepaid expenses and other assets                        6,427          3,518                                 9,945
                                                           ---------  -------------                       ---------------

     Current assets                                          83,946         45,689                               129,635

     PP&E, net                                               15,275          9,244                                24,519
     Databases, net                                          10,647                                               10,647
     Intangible assets, net                                  57,104          4,410        $   100,549 (a)        157,653
                                                                                               (4,410)(h)
     Other assets                                             4,985          5,399                                10,384
                                                           ---------  -------------    ---------------    ---------------

     Total Assets                                         $ 171,957     $   64,742        $    96,139       $    332,838
                                                           =========  =============    ===============    ===============

Liabilities and Shareholders' Equity

Current liabilities
     Revolving line of credit                             $   4,184                                         $      4,184
     Accounts payable                                         8,853     $    6,963                                15,816
     Accrued expenses                                        15,452                       $     3,900 (b)         19,352
     Deferred revenue                                         3,740                                                3,740
     Current portion of long term debt                           77                                                   77
     Other current liabilities                                4,841                                                4,841
                                                           ---------  -------------                       ---------------

     Total current liabilities                               37,147          6,963                                48,010

     Convertible notes and other long term debt              19,437                                               19,437
     Other long term liabilities                              1,589                                                1,589
                                                           ---------  -------------                       ---------------

     Total liabilities                                       58,173          6,963                                69,036
                                                           ---------  -------------                       ---------------

Shareholders' Equity
     Preferred stock                                                                                                   0
     Common stock                                               229            104               (104)(c)            297
                                                                                                   68 (d)

     Additional paid-in capital                             184,239         33,229            (33,229)(c)        334,189
                                                                                              137,637 (d)
                                                                                               12,313 (g)

     Retained earnings                                      (65,654)        24,569            (24,569)(c)        (65,654)
     Accumulated other comprehensive loss                    (5,030)          (123)               123 (c)         (5,030)
                                                           ---------  -------------                       ---------------

     Total shareholders' equity                             113,784         57,779                               263,802
                                                           ---------  -------------    ---------------    ---------------

Total Liabilities and Shareholders' Equity                $ 171,957     $   64,742        $    96,139       $    332,838
                                                           =========  =============    ===============    ===============


    See notes to unaudited pro forma condensed combining financial statements


                                                    Kroll Inc. - Ontrack
                                               Pro Forma Statement of Operations
                                           For the Three Months Ended March 31, 2002


                                                                                        Pro forma
                                                           Kroll          Ontrack        Adjustments       Totals
                                                        -------------   -------------  ------------------------------
Net sales                                                 $   56,016    $     15,102                     $    71,118
Cost of sales                                                 31,029           3,660                          34,689
                                                        -------------   -------------  -------------    -------------

Gross profit                                                  24,987          11,442                          36,429
                                                        -------------   -------------  -------------    -------------

Operating expenses
     Sales and marketing                                       4,376           3,615                           7,991
     General and administrative                               16,117           3,625      $     406 (e)       20,148
     Research and development                                                  2,652                           2,652
                                                        -------------   -------------  -------------    -------------

     Operating expenses                                       20,493           9,892            406           30,791
                                                        -------------   -------------  -------------    -------------

Operating income                                               4,494           1,550           (406)           5,638

     Interest income (expense), net                             (912)            193                            (719)
     Other income (expense)                                      (28)            (54)                            (82)
                                                        -------------   -------------  -------------    -------------

Income from continuing operations
  before provision for income taxes                            3,554           1,689           (406)           4,837
Provision for income taxes                                     1,237             490           (134)(e)        1,593
                                                        -------------   -------------  -------------    -------------

Net income                                                $    2,317    $      1,199      $    (272)     $     3,244
                                                        =============   =============  =============    =============


Income per share - basic                                                                                 $      0.11
                                                                                                        =============
Income per share - diluted                                                                               $      0.11
                                                                                                        =============

Weighted average shares outstanding - basic                   22,415                          6,850 (f)       29,265
                                                        =============                  =============    =============
Weighted average shares outstanding - diluted                 22,476                          6,850 (f)       29,326
                                                        =============                  =============    =============



    See notes to unaudited pro forma condensed combining financial statements

  NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS
           AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002



1.       Allocation of Purchase Price

      The allocation of Ontrack's purchase price among the assets acquired and liabilities assumed is based on preliminary estimates of the fair market value. These estimates of fair market value could change based on the completion of Kroll's evaluation of the assets and liabilities of Ontrack, including finalization of an independent appraisal of the assets acquired.

      The following table sets forth the components of the estimated purchase price (in thousands):

          Common stock issued .......................         $137,705
          Options issued* ...........................           12,313
          Accrued transaction costs .................            3,900
                                                              --------
          Total purchase price ......................         $153,918
                                                              ========

            *The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants:

            Description
            Dividend yield                -
            Expected volatility           66.0%
            Risk-free interest rate       3.25%
            Expected lives                1 year

      The following table provides the allocation of the purchase price based upon Ontrack's March 31, 2002 balance sheet (in thousands):

      Assets
          Cash, cash equivalents, marketable
            securities and accounts receivable ..................$  42,171
          Prepaid expenses and other...........................      3,518
          Property, plant and equipment .......................      9,244
          Goodwill ............................................     94,049
          Identified intangible assets primarily
            related to internally developed software.............    6,500
          Other assets ........................................      5,399
      Liabilities
          Accounts payable and other accrued liabilities ......     (6,963)
                                                                 ---------
          Total purchase
          price ...............................................  $ 153,918
                                                                 =========

      In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

      In accordance with the provisions of SFAS No. 142, Kroll will not amortize goodwill and intangible assets with indefinite lives recorded in this acquisition. Kroll expects to perform an annual impairment test of goodwill and indefinite lived intangible assets related to the merger.

2.    Pro Forma Adjustments (in thousands)

(a) Total costs in excess of assets and other intangible assets acquired by Kroll in connection with the purchase of Ontrack:

Adjustment to calculate goodwill and other intangible assets and to allocate the purchase price to the estimated fair value of Ontrack net assets acquired:

      Share valuation           $ 137,705
      Options                      12,313
      Transaction costs             3,900
                             -------------

      Purchase price              153,918    Goodwill recognized    $    94,049
      Less:  net assets            57,779    Identifiable                 6,500
      acquired                               intangible assets
                             -------------                          ------------

      Intangible assets      $    100,549                           $   100,549
      acquired
                             =============                          ============

(b) Recording of the payable for estimated transaction costs to be incurred by Kroll in its acquisition of Ontrack.

(c) Elimination of outstanding equity balances of Ontrack as of December 31, 2001.

(d) Issuance of Kroll's common stock for the acquisition of Ontrack, based on an average stock price for Kroll common stock. The average stock price was determined by taking the average of Kroll's stock price on the date of the announcement of the proposed acquisition and the two days before and after the date of the announcement of the proposed acquisition. The issuance was allocated between common stock and additional paid-in capital based on the par value of common stock.

      Shares issued times $.01 par value                               $     68
      Additional paid-in capital                                        149,950

(e) Amortization expense of the identifiable intangible assets acquired in the acquisition of Ontrack by Kroll of $406 assuming a four-year amortization period. The tax effect of this pro forma expense is $134.

(f) Additional weighted average shares of 6,850,360 outstanding was determined assuming the merger was completed on January 1, 2001 and the shares were outstanding for the entire year.

(g) Fair value of Ontrack options assumed by Kroll included in the total purchase price.

(h) Goodwill of $4,410 on the books of Ontrack has been eliminated in accordance with the provisions of SFAS No. 141.